LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS




	Know all by these presents, that the undersigned hereby makes constitutes and appoints each of Mary Blair, Amy Goerke and Crissy

Wooderson, signing singly, the undersigned's lawful attorney-in-fact to:



(1)	execute for and on behalf of the undersigned, in the
undersigned's
capacity as an officer and/or director of Cerner
Corporation (the
"Company"), Forms 3, 4, and 5 in accordance with Section
16(a) of the
Securities Exchange Act of 1934 and ther rules thereunder;


(2)	do and
perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5 complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and


(3)	take any other action of
any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of
Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts's discretion.

	   The undersigned hereby grants
to
each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undesigned's responsibilities to comply with Section 16 or the Securities

Exchange Act of 1934.


	This Power of Attorney shall remain in
full
force and effect until the undersigned in no longer required to file
Forms
3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorney-in-fact.


	IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 4th day of September, 2002.


Signature
/s/Randy D. Sims

Printed Name /s/Randy
D. Sims


Subscribed and
Sworn before me this 4th day of
September, 2002.


Notary Public
/s/Jenae L. Miller

Jenae L. Miller 6-4-2004